   As filed with the Securities and Exchange Commission on November 26, 1996
                                                      Registration No. 333-_____
                                                       Registration No. 33-84756
                                                (Post-Effective Amendment No. 1)

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            ----------------------
                                MK GOLD COMPANY
                            ----------------------
            (Exact name of registrant as specified in its charter)

         Delaware                                               82-0487047
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                       60 East South Temple, Suite 2100
                          Salt Lake City, Utah 84111
                   ----------------------------------------
                   (Address of Principal Executive Offices)

                             --------------------
                                MK GOLD COMPANY
                             STOCK INCENTIVE PLAN
                             --------------------
                           (Full title of the plan)

                                JOHN C. FARMER
                      Controller, Treasurer and Secretary
                                MK Gold Company
                       60 East South Temple, Suite 2100
                          Salt Lake City, Utah  84111
                                (801)-237-1700
                               ----------------
           (Name, address and telephone number of agent for service)

                       Copies to: NATHAN W. JONES, ESQ.
                     Van Cott, Bagley, Cornwall & McCarthy
                       50 South Main Street, Suite 1600
                          Salt Lake City, Utah 84144
                                (801) 532-3333

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                                  Proposed
 Title of                           Proposed       Maximum
Securities                           Maximum      Aggregate
  to be           Amount to be    Offering Price  Offering      Amount of
Registered         Registered      Per Share/1/   Price/1/  Registration Fee/1/
---------------  ---------------- -------------- ---------- -------------------
 Common Stock,   1,500,000 Shares     $1.75      $2,625,000       $905.17
 par value $.01
 per share

--------------------------------------------------------------------------------
   /1/ Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon a price of $1.359375 per share, the average of the high and low sales prices as reported in the consolidated reporting system (NASDAQ) for the registrant's Common Stock on November 18, 1996.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus to which this Registration Statement and Post-Effective Amendment to Registration Statement relate is a combined prospectus and relates to Registration Statement 33-84756 filed by the Registrant. The Post-Effective Amendment constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-84756 and shall become effective upon filing in accordance with Section 8(c) of the Securities Act of 1933 and Rule 464 promulgated thereunder.

                               Explanatory Note

          This Registration Statement covers shares of Common Stock issuable under the MK Gold Company Stock Incentive Plan. 1,000,000 shares of Common Stock issuable under the Stock Incentive Plan were originally registered pursuant to the Registrant's Registration Statement on Form S-8 (File
No. 33-84756). This Registration Statement covers an additional 1,500,000 shares of Common Stock issuable under the Stock Incentive Plan as a result of the approval by the stockholders of the Company of an amendment to the Stock Incentive Plan on August 5, 1996.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         See response to Item 1. above.


                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in subparagraph (a), above; and

         (c) Description of the Registrant's Common Stock, par value $.01 per share, contained in the registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable as the registrant's stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the director derived any improper personal benefit.

         The Certificate of Incorporation provides that each person who is or was serving or who had agreed to serve as a director or officer of the Company will be indemnified by the Company to the full extent permitted by the DGCL or any other applicable law and will be entitled to advancement of expenses in connection therewith. In addition, the Bylaws of the Company provide that the Company will, to the fullest extent permitted by applicable law, indemnify and advance expenses to any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding by reason of the fact that such person is or was serving or had agreed to serve as a director or officer of the Company, or anything done or not done by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

         Section 145 of the DGCL authorizes the indemnification of directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, unless, despite the adjudication of liability, a court otherwise determines. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the above, the officer or director has no reasonable cause to believe that his conduct was unlawful.

         The above discussion of the Company's Certificate of Incorporation, Bylaws and Section 145 of the DGCL is only a summary and is qualified in its entirety by the full text of each of the foregoing.

         The Company has or will enter into indemnification agreements with its officers and directors. Such agreements provide contractually for mandatory indemnification to the maximum extent permitted or required by statute and include a separate indemnity provision, subject to limitations of applicable law, providing for substantially broader indemnity rights than those presently available by statute or the Certificate of Incorporation of the Company.

         The Company intends to purchase insurance against certain losses arising from claims which may be asserted against its directors and officers, including claims under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.01   Certificate of Incorporation of the Company (filed as Exhibit
                3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and incorporated herein by reference).

         4.02 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and incorporated herein by reference).

         4.03 MK Gold Company Stock Incentive Plan, as amended, (filed as Appendix A to the Company's Definitive Proxy Statement, dated July 10, 1996, and incorporated herein by reference).

         5      Opinion of Van Cott, Bagley, Cornwall & McCarthy

         23.01  Consent of Deloitte & Touche L.L.P.

         23.02  Consent of Coopers & Lybrand.

         23.03  Consent of Van Cott, Bagley, Cornwall & McCarthy (included in
                Exhibit 5 to this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)  RULE 415 UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  SUBSEQUENT EXCHANGE ACT FILINGS UNDERTAKINGS.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  INDEMNIFICATION UNDERTAKINGS.

         Reference is made to the provisions of the Company's Certificate of Incorporation, the Company's Bylaws, and the Delaware General Corporation Law, described in Item 6 hereof, which provide for certain rights of indemnification for officers and directors of the registrant.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on November 25, 1996.

                                     MK GOLD COMPANY


                                   By: /s/ G. Frank Joklik
                                       -------------------------------------
                                      G. Frank Joklik
                                      President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature and Title                                      Date
       -------------------                                      ----
/s/ Robert V. Hansberger                                  November 25, 1996
--------------------------------------------------
Robert V. Hansberger
Chairman of the Board

/s/ G. Frank Joklik                                       November 25, 1996
--------------------------------------------------
G. Frank Joklik
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Phillip J. Bernhisel                                  November 25, 1996
--------------------------------------------------
Philip J. Bernhisel
Chief Financial Officer
(Principal Financial Officer)

/s/ John C. Farmer                                        November 25, 1996
--------------------------------------------------
John C. Farmer
Controller, Treasurer and Secretary
(Principal Accounting Officer)

/s/ Ian M. Cumming                                        November 25, 1996
--------------------------------------------------
Ian M. Cumming
Director

/s/ Gordon J. Humphrey                                    November 25, 1996
--------------------------------------------------
Gordon J. Humphrey
Director

/s/ James P. Miscoll                                      November 25, 1996
--------------------------------------------------
James P. Miscoll
Director


--------------------------------------------------        ___________, 1996
Robert S. Shriver
Director


/s/ Joseph S. Steinberg                                   November 25, 1996
--------------------------------------------------
Joseph S. Steinberg
Director

                               LIST OF EXHIBITS

Item No.                                 Exhibit
--------                                 -------
4.01      Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
          March 31, 1996 and incorporated herein by reference).

4.02 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
          March 31, 1996 and incorporated herein by reference).

4.03 MK Gold Company Stock Incentive Plan, as amended, (filed as Appendix A to the Company's Definitive Proxy Statement, dated July 10, 1996, and incorporated herein by reference).

5         Opinion of Van Cott, Bagley, Cornwall & McCarthy

23.01     Consent of Deloitte & Touche L.L.P.

23.02     Consent of Coopers & Lybrand.

23.03     Consent of Van Cott, Bagley, Cornwall & McCarthy (included in Exhibit
          5 to this Registration Statement)